SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on February 11, 2007, Adeza Biomedical Corporation, a Delaware corporation (the “Adeza”), Cytyc Corporation, a Delaware corporation (“Cytyc”), and Augusta Medical Corporation, a Delaware corporation and an direct wholly-owned subsidiary of Cytyc (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser offered to purchase all of the shares of Adeza’s common stock, par value $0.001 per share (the “Shares”), for a price of $24.00 per Share, net to the holder thereof, in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 16, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented, constitute the “Offer”).

Upon the expiration of the subsequent offering period of the Offer at 12:00 midnight, New York City time, on Friday, March 30, 2007, Purchaser owned or had accepted for payment 16,816,572 Shares, representing approximately 96% of the outstanding Shares.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 2, 2007, pursuant to the terms of the Merger Agreement, Cytyc acquired Adeza through the merger (the “Merger”) of Purchaser with and into Adeza. The Merger was consummated without a meeting of the stockholders of Adeza in accordance with the Delaware General Corporation Law. In connection with the Merger, Adeza’s name was changed from “Adeza Biomedical Corporation” to “Cytyc Prenatal Products Corp.” As a result of the Merger, all remaining outstanding Shares were converted into the right to receive $24.00 per Share in cash, without interest, other than Shares held by Cytyc or any of its subsidiaries or Shares held by Adeza stockholders that perfect their rights to appraisal in accordance with the Delaware General Corporation Law.

The total cost of all of Adeza’s outstanding equity interest (common stock as well as options and warrants) is approximately $450 million.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed with Securities and Exchange Commission (“SEC”) by Cytyc on Form 8-K on February 13, 2007 and is incorporated herein by reference as Exhibit 2.1.

Item 7.01. Regulation FD Disclosure.

The information furnished in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On April 2, 2007, Cytyc issued a press release announcing that it has closed the acquisition of Adeza. The text of the press release is being furnished hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(a) & (b) The financial information on Adeza will be filed not later than 71 calendar days from April 6, 2007, as permitted in paragraph (a)(4) of this Item.

(d) Exhibits

Exhibit 2.1 set forth below is being filed pursuant to Item 2.01 herein and Exhibit 99.1 set forth below is being furnished herein pursuant to Item 7.01 herein:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 11, 2007, by and among Cytyc Corporation, Augusta Medical Corporation and Adeza Biomedical Corporation (filed as Exhibit 2.1 to Cytyc’s Current Report on Form 8-K filed with the SEC on February 13, 2007 and incorporated herein by reference)

99.1	Press Release, dated April 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich Senior Vice President, General Counsel and Secretary

Date: April 3, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 11, 2007, by and among Cytyc Corporation, Augusta Medical Corporation and Adeza Biomedical Corporation (filed as Exhibit 2.1 to Cytyc’s Current Report on Form 8-K filed with the SEC on February 13, 2007 and incorporated herein by reference)

99.1	Press Release, dated April 3, 2007